UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2005

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2005 the Company’s Board of Directors approved the 2005 Deferred Compensation Plan For Executives (As Amended and Restated Effective January 1, 2005), the 2005 Deferred Compensation Plan For Nonemployee Directors (As Amended and Restated Effective January 1, 2005) and the Unfunded Nonqualified Supplemental Pension Plan for Executives (As Amended and Restated Effective January 1, 2005). These plans were amended to comply with Internal Revenue Code Section 409A.

The following is a description of the material amendments to the 2005 Deferred Compensation Plan for Executives:

1. A participant's payments will commence or be made upon a termination of employment or, with the Committee's permission, on June 1 of a specified year. If the participant selects June 1 of a specified year but terminates employment earlier than that date, payments will commence or be made upon termination of employment.
2. Biweekly installment payments are available over a period selected by the participant of either (i) 5 years or (ii) 10 years. Participants may elect either fixed equal installments, or variable installments with payments that adjust annually.
3. Time and form of distribution generally is elected before deferrals are taken. Each participant generally can have up to three different elections as to time and form of distribution for deferral money from different years.
4. Participants may cancel their elections made in December 2004 for amounts deferred in 2005 or make new time and form of payment elections with respect to those deferrals.

The following is a description of the material amendments to the 2005 Deferred Compensation Plan for Nonemployee Directors:

1. A participant's payments will commence or be made upon a termination of service or, with the Committee's permission, on June 1 of a specified year. If the participant selects June 1 of a specified year but terminates service earlier than that date, payments will commence or be made upon termination of service.
2. Quarterly installment payments are available over a period selected by the participant of up to 5 years.
3. Time and form of distribution generally is elected before deferrals are taken. Each participant generally can have up to three different elections as to time and form of distribution for deferral money from different years.
4. Participants may cancel their elections made in December 2004 for amounts deferred in 2005 or make new time and form of payment elections with respect to those deferrals.

The following is a description of the material amendments to the Unfunded Nonqualified Supplemental Pension Plan for Executives:

1. Generally benefits commence upon the later of age 60 or termination of employment.
2. In general, benefits are payable in equal biweekly installments over a period of 10 years. However, if at the time of a participant's termination his or her vested interest in benefits under the plan does not exceed $10,000, the amount of the vested benefit will automatically be paid out in a single lump-sum payment.
3. Payments upon termination to "key employees" must be delayed six months.

The foregoing description of the material amendments to the three plans is qualified in its entirety by reference to the full text of the respective plans, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit No. Description
10.1 Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Executives (As Amended and Restated Effective January 1, 2005).
10.2 Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors (As Amended and Restated Effective January 1, 2005).
10.3 Forest City Enterprises, Inc. 2005 Unfunded Nonqualified Supplemental Pension Plan for Executives (As Amended and Restated Effective January 1, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

December 16, 2005	By:	Thomas G. Smith

Name: Thomas G. Smith
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Executives (As Amended and Restated Effective January 1, 2005).
10.2	Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors (As Amended and Restated Effective January 1, 2005).
10.3	Forest City Enterprises, Inc. Unfunded Nonqualified Supplemental Pension Plan for Executives (As Amended and Restated Effective January 1, 2005).